SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 26, 2003

FAO, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19536	95-3971414
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2520 Renaissance Boulevard

King of Prussia, Pennsylvania 19406

(Address of Principal Executive Offices) (Zip Code)

Mr. Jerry R. Welch

President and Chief Executive Officer

2520 Renaissance Boulevard

King of Prussia, Pennsylvania 19406

(Name and Address of Agent For Service)

(610) 292-6600

(Telephone Number, Including Area Code, of Agent for Service)

Item 5.  Other Events and Required FD Disclosure.

On August 26, 2003, FAO, Inc. (“FAO”) issued press releases relating to its previously announced agreement with Saks Incorporated and a new agreement with Borders, Inc. and Walden Book Company, Inc. and sent a letter discussing recent operations and comparative store sales trends to its suppliers.  A copy of each release and the letter is attached hereto as Exhibit 99.1, 99.2 and 99.3 and each is incorporated in its entirety herein by reference.

The attachments contain certain forward-looking statements with respect to the implementation and anticipated results of FAO’s business strategy, and the financial condition, results of operations and business of FAO, that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such statements.  Actual results may be impacted by factors including, but not limited to: the failure to realize anticipated benefits from the agreements announced; a negative change in sales trends or a poor holiday season; the failure to realize anticipated cost savings and operating efficiencies from FAO’s bankruptcy reorganization; refusal by FAO Inc.'s senior lenders to provide waivers or amendments if needed; competition from other retailers; inability to generate sales; potential product liability claims; potential operational challenges; changes in consumer spending; dependence on independent manufacturers and suppliers and their credit terms and other risks included in FAO, Inc.’s filings with the Securities and Exchange Commission, including the risk factors set forth in its Annual Report on Form 10-K.  FAO has not undertaken, nor is it required, to publicly update or revise any of its forward-looking statements, even if experience or future events make it clear that the results set forth in such statements will not be realized.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.

Exhibit Number	Description

99.1	Press Release of the Company dated August 27, 2003.
99.2	Press Release of the Company dated August 27, 2003.
99.3	Letter of the Company to Suppliers dated August 27, 2003

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAO, INC.

Date: August 27, 2003	/s/ Jerry R. Welch
Jerry R. Welch
President and Chief Executive Officer